FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
HIGHER FIRST QUARTER INCOME

BLACKSBURG, VA, APRIL 12, 2012:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of almost $4.43 million for the quarter ended March 31, 2012, or 10.06%, above the total reported for the first quarter of 2011.  Basic net income per share was $0.64, which compares with $0.58 for the first three months last year.  The return on average assets for the first quarter was 1.67%, and it was 1.60% for the three months ended March 31, 2011.  The return on average equity was 12.40% and 12.44% for the same two periods.  Total loans at quarter-end, at $585.49 million, were down slightly from the total of $588.88 million at the end of March last year.  Noninterest income was $2.15 million, an 11.27% increase over the $1.93 million at March 31, 2011.  At March 31, 2012, the Company had total assets of $1.08 billion, an increase of 5.58% over the end of the first quarter of 2011 and up slightly from total assets of nearly $1.07 billion at year-end.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “The increase in our first quarter earnings reflects continued economic recovery for our customers.  We see encouraging indications of loan demand, but that demand remains slower than we would like.  We also see steady growth in most noninterest income categories, and we have been able to contain noninterest expense.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	March 31, 2012	March 31, 2011	December 31, 2011
Assets
Cash and due from banks	$12,241	$11,800	$11,897
Interest-bearing deposits	101,301	55,674	98,355
Federal funds sold	---	---	---
Securities available for sale	198,346	190,844	174,918
Securities held to maturity	139,367	132,669	143,995
Total securities	337,713	323,513	318,913
Mortgage loans held for sale	1,371	---	2,623
Loans:
Loans, net of unearned income and deferred fees	584,564	587,902	588,470
Less: allowance for loan losses	(8,063)	(8,245)	(8,068)
Loans, net	576,501	579,657	580,402
Bank premises and equipment, net	10,563	10,366	10,393
Accrued interest receivable	6,175	6,514	6,304
Other real estate owned	940	2,222	1,489
Intangible assets	10,188	11,272	10,460
Bank-owned life insurance	19,991	17,415	19,812
Other assets	6,858	8,125	6,454
Total assets	$1,083,842	$1,026,558	$1,067,102

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$145,070	$136,769	$142,163
Interest-bearing demand deposits	415,352	372,470	404,801
Savings deposits	65,322	58,273	61,298
Time deposits	306,048	318,383	311,071
Total deposits	931,792	885,895	919,333
Other borrowed funds	---	---	---
Accrued interest payable	191	260	206
Other liabilities	7,067	6,738	6,264
Total liabilities	939,050	892,893	925,803

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,939,974 shares at March 31, 2012, 6,935,974 at March 31, 2011 and 6,939,974 at December 31,2011	8,675	8,670	8,675
Retained earnings	138,374	127,218	133,945
Accumulated other comprehensive gain, net	(2,257)	(2,223)	(1,321)
Total stockholders' equity	144,792	133,665	141,299
Total liabilities and stockholders' equity	$1,083,842	$1,026,558	$1,067,102

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2012		March 31, 2011
Interest Income
Interest and fees on loans		$8,878		$9,095
Interest on federal funds		---		---
Interest on interest-bearing deposits		71		32
Interest on securities – taxable		1,589		1,662
Interest on securities – nontaxable		1,576		1,676
Total interest income		12,114		12,465

Interest Expense
Interest on time deposits of $100,000 or more		425		561
Interest on other deposits		1,692		1,818
Interest on borrowed funds		---		---
Total interest expense		2,117		2,379
Net interest income		9,997		10,086
Provision for loan losses		672		800
Net interest income after provision for loan losses		9,325		9,286

Noninterest Income
Service charges on deposit accounts		631		612
Other service charges and fees		49		58
Credit card fees		794		733
Trust income		326		246
Bank-owned life insurance		200		184
Other income		99		91
Realized securities gains, net		53		10
Total noninterest income		2,152		1,934

Noninterest Expense
Salaries and employee benefits		2,956		2,904
Occupancy and furniture and fixtures		397		423
Data processing and ATM		392		444
FDIC assessment		109		346
Credit card processing		572		586
Intangibles and goodwill amortization		271		271
Net costs of other real estate owned		48		134
Franchise taxes		162		242
Other operating expenses		804		734
Total noninterest expense		5,711		6,084
Income before income tax expense		5,766		5,136
Income tax expense		1,337		1,112
Net income		$4,429		$4,024

Basic net income per share		$0.64		$0.58
Fully diluted net income per share		$0.64		$0.58
Weighted average outstanding number of common shares
Basic		6,939,974		6,933,780
Diluted		6,954,637		6,957,450
Dividends declared per share	$	---	$	---
Dividend payout ratio		---		---
Book value per share		$20.86		$19.27

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
($ in thousands, except for per share data)	March 31, 2012	March 31, 2011
Net income	$4,429	$4,024

Other Comprehensive Income, Net of Tax
Unrealized holding gains (losses) on available for sale securities net of deferred taxes of $(489) and $228	(907)	423
Reclassification adjustment, net of income taxes of $(15) and $(3)	(29)	(5)
Other comprehensive income (loss), net of tax of $(504) and $225	$(936)	$418
Total comprehensive income	$3,493	$4,442

Key Ratios and Other Data
(Unaudited)

	Three Months Ended
Average Balances	March 31, 2012	March 31, 2011
Cash and due from banks	$11,865	$11,420
Interest-bearing deposits	110,901	54,089
Securities available for sale	175,232	187,510
Securities held to maturity	140,743	132,322
Mortgage loans held for sale	1,213	696
Gross loans	585,080	585,444
Loans, net	575,583	576,614
Intangible assets	10,344	11,428
Total assets	1,068,848	1,016,979
Total deposits	918,387	877,294
Other borrowings	---	---
Stockholders' equity	143,603	131,191
Interest-earning assets	1,012,224	959,550
Interest-bearing liabilities	780,804	747,612

Financial Ratios
Return on average assets	1.67%	1.60%
Return on average equity	12.40%	12.44%
Net interest margin	4.36%	4.68%
Net interest income – fully taxable equivalent	$10,940	$11,066
Efficiency ratio	43.63%	46.80%
Average equity to average assets	13.44%	12.90%

Allowance for Loan Losses
Beginning balance	$8,068	$7,664
Provision for losses	672	800
Charge-offs	(700)	(243)
Recoveries	23	24
Ending balance	$8,063	$8,245

Asset Quality Data
(Unaudited)

Nonperforming Assets	March 31, 2012	March 31, 2011
Nonaccrual loans	$1,789	$2,339
Nonaccrual restructured loans	3,539	5,314
Total nonperforming loans	5,328	7,653
Other real estate owned	940	2,222
Total nonperforming assets	$6,268	$9,875
Accruing restructured loans	$3,742	$884
Loans 90 days or more past due	$209	$1,078

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.07%	1.67%
Allowance for loan losses to total loans	1.38%	1.40%
Allowance for loan losses to nonperforming loans	151.33%	107.74%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.04%	0.18%